UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

MADISON TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51302	85-2151785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 339-5888

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MDEX	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Madison Technologies Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) dated as of May 23, 2022 to that certain Stock Acquisition Agreement dated as of October 20, 2021, by and among the Company, Top Dog Productions, Inc.(“Top Dog”), Jay Blumenfield and Anthony Marsh (the “Original Agreement”, and, as amended by that certain Amendment dated December 19, 2021 among the same parties, the “Agreement”; and all defined terms used herein, unless otherwise defined, are used as defined in the Agreement). The Second Amendment provides that the Purchase Price shall be 25,000,000 shares of Common Stock, subject to ratable adjustment in the event of any stock split (reverse or forward), stock dividend or other similar action from and after the date of the Agreement. It also provides that in the event Top Dog has not repaid the Company in full all of the obligations it owes under any intercompany loan or advance agreements by December 31, 2023, all Holdback Shares shall be cancelled and not released. The Second Amendment also revises the Milestone for the release of the Milestone Shares to the Transferors to a single Milestone: that Top Dog achieves earnings before interest, taxes, depreciation and amortization (as determined by the Company’s accounting firm) of at least $3,500,000 for the 2024 calendar year. In connection therewith, the Company has agreed to not liquidate or merge Top Dog into the Company prior to the earlier of a Milestone Failure or December 31, 2024, and to have what would be a Milestone Failure be deemed a Milestone Success in the event that the Company’s failure to make a permitted loan under the Loan Agreement directly results in the Milestone Failure. The Second Amendment changes the date on which the Financial Statements must be delivered to May 31, 2022, and adds the required delivery of the 2021 audited financial statements and March 31, 2022 unaudited financial statements. The Second Amendment extends the period for closing to occur from ninety (90) days to two hundred and thirty-eight (238) days following the date of the Original Agreement. The Second Amendment revises the calculation of the value of the Acquiror Shares for purposes of the indemnity to the average closing price of the Common Stock for the ten trading day period ending on the trading day immediately before the cancellation.

The foregoing description of the Second Amendment does not purport to be a complete description of the terms of the Second Amendment and is qualified in its entirety by referenced to the fully text of such agreement, a copy of which is attached hereto as Exhibit 10.1.

The Company entered into an amended and restated secured loan and security Agreement (“Loan Agreement”) dated as of May 23, 2022 with Top Dog Productions, Inc., as the borrower (the “Borrower”) under such Loan Agreement. At the time the Company amended and restated, the Company had lent to the Borrower $507,500 which remained outstanding under the Loan Agreement. The Loan Agreement replaces the Company’s original commitment to lend and now provides that the Company will make further disbursements of a Loan to the Borrower in an aggregate principal amount (including the amounts already outstanding ) not to exceed $1,757,500. Subject to all conditions precedent being met on or prior to such time, up to $500,000 of such commitment shall be borrowed on and after June 15, 2022 but on or before June 20,2022. The Borrower may borrow up to $750,000 in the remaining commitment on and after January 14, 2023, but prior to December 30, 2023. All unpaid principal and unpaid interest matures on December 31, 2023. Interest accrues on the outstanding principal under the Note at 5%; provided, however, that interest will accrue at 24% per annum from the date of the occurrence of an Event of Default until the principal is paid. Any accrued and unpaid interest shall be payable on March 9 and September 9 of each year and on the date any principal of the loan is prepaid on the amount of such principal so prepaid. The Borrower may repay the principal of the loan at any time. Any principal that is repaid may not be reborrowed.

The loan is secured by all assets of the Borrower. The loan is no longer guaranteed by the owners of the Borrower.

The foregoing description of the Loan Agreement does not purport to be a complete description of the terms of the Loan Agreement and is qualified in its entirety by referenced to the fully text of such agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Stock Acquisition Agreement, dated May 23, 2022, by and among Madison Technologies Inc., Top Dog Productions, Inc., Jay Blumenfield, and Anthony Marsh.
10.2	Amended and Restated Secured Loan and Security Agreement, dated May 23, 2022, by and between Madison Technologies Inc. and Top Dog Productions, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON TECHNOLOGIES INC.
Dated: May 24, 2022
	By:	/s/ Philip Falcone
	Name:	Philip Falcone
	Title:	Chief Executive Officer

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